Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-255233) on Form S-8 of our report dated February 23, 2022, with respect to the consolidated financial statements of TuSimple Holdings Inc..
/s/ KPMG LLP
San Diego, California
February 23, 2022